EXHIBIT 24.1

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below, constitutes and appoints Laurence E. Cranch and Adam R. Spilka, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments that said attorneys-in-fact and agents may deem necessary or advisable in order to enable Alliance Capital Management L.P. and Alliance Capital Management Holding L.P. to comply with the U.S. Securities Act of 1933, as amended (the “Securities Act”), and any requirements of the U.S. Securities and Exchange Commission (the “SEC”) in respect thereof, in connection with the filing with the SEC of a registration statement on Form S-8, together with any exhibits and other documents required to be included therewith, in order to effect the registration under the Securities Act of units representing assignments of beneficial ownership of limited partnership interests in Alliance Capital Management Holding L.P. to be issued pursuant to the Alliance Commission Substitution Plan, the Amended and Restated Alliance Partners Compensation Plan, and/or the Alliance Capital Management L.P. Financial Advisor Wealth Accumulation Plan, including, specifically but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments or supplements to such registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

Director
Dominique Carrel-Billiard

Director
Henri de Castries

/s/ Christopher M. Condron	Director	July 28, 2005
Christopher M. Condron

Director
Denis Duverne

/s/ Roger Hertog	Vice Chairman of the Board	July 28, 2005
Roger Hertog

/s/ Weston M. Hicks	Director	July 28, 2005
Weston M. Hicks

/s/ W. Edwin Jarmain	Director	July 28, 2005
W. Edwin Jarmain

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Signature	Title	Date

/s/ Gerald M. Lieberman	Director, President and Chief Operating Officer	July 28, 2005
Gerald M. Lieberman

Director
Nicolas Moreau

/s/ A.W. (Pete) Smith, Jr.	Director	July 28, 2005
A.W. (Pete) Smith, Jr.

Director
Lorie A. Slutsky

/s/ Peter J. Tobin	Director	July 28, 2005
Peter J. Tobin

/s/ Stanley B. Tulin	Director	July 28, 2005
Stanley B. Tulin

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